UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 6, 2009, the Board of Directors of New Frontier Energy, Inc. (the “Company”) appointed Robert J. Bensh a member of the Board of Directors.  Mr. Bensh, age 42, has served as the Chairman and Chief Executive Officer of Taurex Resources plc (“Taurex”), a United Kingdom public limited company engaged in oil and gas exploration and production since February 2004 and of Carpatsky Petroleum Inc., the predecessor to Taurex, since December 2000.  Mr. Bensh has also served as the Executive Chairman of Irvine Energy plc since August 2009 and the executive chairman of Northcote Energy Ltd. since October 2009. Irvine Energy plc and Northcote Energy Ltd. are each United Kingdom public limited companies engaged in oil and gas exploration and production.  Mr. Bensh earned a Bachelor of Science degree in Political Science and Economics from Syracuse University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: December 11, 2009	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board
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